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                                  EXHIBIT 99.B1

                           ARTICLES OF INCORPORATION
                       AMERICAN NATIONAL INCOME FUND, INC.
                                TABLE OF CONTENTS



ARTICLE                                                                     PAGE

I    Identification of Incorporator. . . . . . . . . . . . . . . . . . . . . . 1

II   Name of Corporation . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

III  Purpose & Powers of Corporation . . . . . . . . . . . . . . . . . . . . . 1

IV   Principal Office & Resident Agent . . . . . . . . . . . . . . . . . . . . 2

V    Capital Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2

VI   Preemptive Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

VII  Required Vote of Stockholders . . . . . . . . . . . . . . . . . . . . . . 4

VIII Number and Powers of Directors. . . . . . . . . . . . . . . . . . . . . . 5

IX   Limitation of Directors and Officers Liability. . . . . . . . . . . . . . 5

X    Perpetual Existence . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

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                            ARTICLES OF INCORPORATION
                                       OF
                       AMERICAN NATIONAL INCOME FUND, INC.


                                    ARTICLE I

     The undersigned, Jerry L. Adams, whose address is c/o Greer, Herz & Adams, One Moody Plaza, 14th Floor, Galveston, Texas 77550 and who is an adult of full legal age, does hereby declare that he is an incorporator intending to form a corporation under and by virtue of the Maryland General Corporation Law authorizing the formation of corporations.

                                   ARTICLE II

The name of the Corporation is AMERICAN NATIONAL INCOME FUND, INC.

                                   ARTICLE III
                               Purposes and Powers

     The purposes for which the Corporation is formed and its objects, rights, power and privileges are:

     (1) To conduct and carry on the business of an open-end, management type investment company registered under the Investment Company Act of 1940 (as amended and together with any successor act thereto and all rules, regulations and orders thereunder, referred to as the " '40 Act"), and to have and exercise any and all rights and powers necessary and appropriate to the conduct of such business or in any way incidental thereto;

     (2) To subscribe for, or otherwise acquire, purchase, pledge, sell, assign, transfer, exchange, distribute or otherwise dispose of, and generally deal in and hold all forms of securities and other investments, including, but not limited to, stocks (preferred and common), notes, bonds, debentures, script, warrants, participation certificates, bankers acceptances, futures, options of all types on securities and futures, mortgages, commercial paper, choses in action, evidences of indebtedness and other obligations of every kind and description, precious metals and contracts and rights to acquire or dispose of precious metals, and in connection therewith to hold part or all of its assets in cash or cash equivalents or money market instruments;

     (3) To continuously issue and sell shares of its own capital stock (all without the vote or consent of the stockholders of the Corporation) in such amounts and on such terms and conditions, for such purposes and for such amounts or kinds of consideration now or hereafter permitted by the Maryland General Corporation Law and by the Articles of Incorporation of the Corporation, as its Board of Directors may determine;

     (4) To redeem, purchase or otherwise acquire, hold, dispose of, resell, transfer, reissue, retire or cancel (all without the vote or consent of the stockholders of the Corporation) shares of its capital stock, in any manner and to the extent now or hereafter permitted by the laws of Maryland and by the Articles of Incorporation of the Corporation;

     (5) To borrow or raise money for any purpose of the Corporation and from time to time to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable and nonnegotiable instruments and evidences of indebtedness, and to pledge, hypothecate and borrow upon the credit of the assets of the Corporation;

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     (6)  To take all such action as shall be desirable and necessary to cause its shares to be licensed or registered for sale under the laws of the United States and in any state, country, city or other municipality of the United States, the territories thereof, the District of Columbia or in any foreign country and in any town, city or subdivision thereof;

     (7) To make contracts and generally to do any and all acts and things necessary or desirable in furtherance of any of the corporate purposes or designed to protect, preserve and/or enhance the value of the corporate assets, all to the extent permitted to business corporations authorized under the laws of the State of Maryland, as now or may in the future be authorized by said laws;

     (8) To do all and everything necessary, suitable and proper for the accomplishment of any of the purposes, objects or powers hereinbefore set forth to the same extent and as fully as a natural person might or could do, in any part of the world and either alone or in association or partnership with other corporations, firms or individuals;

     (9) To have all the rights, powers and privileges now or hereafter conferred by the laws of the State of Maryland upon a corporation organized under the Maryland General Corporation Law, or under any act amendatory thereof, supplemental thereto or in substitution therefor; and

     (10) To do any and all such further acts or things and to exercise any and all such further powers or rights as may be necessary, incidental, relative, conducive, appropriate or desirable for the accomplishment, carrying out or attainment of all or any of the foregoing purposes, objects or powers.

     The foregoing clauses are and shall be regarded as independent and separate, and the enumeration in any such clause of any specific objectives and/or powers shall not be construed as limiting or restricting in any way the general objectives and powers stated in any other clause; nor shall any of the objectives and/or powers stated above, except when otherwise expressly provided, be in any way limited or restricted by reference to, or inference from, the terms of any other clause of these Articles of Incorporation.

                                   ARTICLE IV
                       Principal Office and Resident Agent

     The address of the principal office of the Corporation in the State of Maryland is c/o The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202. The resident agent of the Corporation in the State of Maryland is The Corporation Trust Incorporated, a corporation of the State of Maryland, whose address is 32 South Street, Baltimore, Maryland 21202.

                                    ARTICLE V
                                  Capital Stock

     (1) The total number of shares of stock which the Corporation shall have authority to issue is Fifty Million (50,000,000) shares of common stock of the par value of one dollar ($1.00) each, such shares to be classified as "Common Stock", and to be of the aggregate par value of Fifty Million Dollars ($50,000,000.00). Unless otherwise prohibited by law, so long as the Corporation is registered as an open-end investment company under the '40 Act, the total number of shares of Common Stock which the Corporation is authorized to issue may be increased or decreased by the Board of Directors in accordance with the applicable provisions of the Maryland General Corporation Law.

     The number of shares of authorized Common Stock that may be issued shall be such number as may be determined by the Board of Directors.

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     Any Common Stock reacquired by the Corporation, from time to time, may be held as treasury shares, reissued or cancelled as the Board of Directors may determine.

     Dividends and distributions on Common Stock may be paid with such frequency as the Directors may determine, pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Board of Directors may determine, to the holders of Common Stock from such of the income and capital gains, accrued or realized, or from the assets of the Corporation as the Directors may determine, after providing for actual and accrued liabilities. All dividends and distributions on Common Stock shall be distributed pro-rata to the stockholders in proportion to the number of Common Stock held by such holders at the date and time of record established for the payment of such dividends or distributions, except that in connection with any dividend or distribution program or procedure, the Board of Directors may determine that no dividend or distribution shall be payable on shares as to which the stockholder's purchase order and/or payment has not been received by the time or times established by the Board of Directors under such program or procedure.

     The Corporation intends to qualify as a "regulated investment company" under the Internal Revenue Code of 1986, or any successor statute thereto, and regulations promulgated thereunder. Inasmuch as the computation of net income and gains for Federal income tax purposes may vary from the computation thereof on the books of the Corporation, the Board of Directors shall have the power, in its sole discretion, to distribute in any fiscal year as dividends, including dividends designated in whole or in part as capital gains distributions, amounts sufficient, in the opinion of the Board of Directors, to enable it to qualify as regulated investment companies and to avoid liability for Federal income tax in respect of that year. However, nothing in the foregoing shall limit the authority of the Board of Directors to make distributions greater than or less than the amount necessary to qualify the Corporation as a regulated investment company and to avoid liability of the Corporation for such tax.

     Dividends and distributions may be made in cash, property or additional shares, or a combination thereof, as determined by the Board of Directors or pursuant to any program that the Board of Directors may have in effect at the time for the election by each stockholder of the mode of the making of such dividend or distribution to that stockholder. Any such dividend or distribution paid in shares will be paid at the net asset value thereof as defined in Section 2. of this Article V.

     On all matters of the Corporation which require a vote of the stockholders, each holder of a share shall be entitled to one vote for each share standing in his name on the books of the Corporation. Cumulative voting shall not be permitted.

     2. The Corporation shall, upon due presentation of a share or shares of stock for redemption, redeem such share or shares of stock at a redemption price prescribed by the Board of Directors in accordance with applicable laws and regulations; PROVIDED that in no event shall such price be less than the applicable Net Asset Value per share as determined in accordance, with the provisions of this Section 2., less such redemption charge, if any, as may be from time to time determined by the Board of Directors. The Corporation may also redeem, at the current Net Asset Value and to the extent and in the manner permitted by the '40 Act, shares of its Common Stock not offered for redemption held by any shareholder whose shares have a value less than such minimum amount as may be fixed from time to time by the Board of Directors. The Corporation shall pay redemption prices in cash, except that the Corporation may pay redemption prices in kind in such manner as is permitted by the '40 Act.

     Notwithstanding the foregoing, the Corporation may postpone payment of the redemption price and may suspend the right of the stockholders to require the Corporation to redeem shares during any period or at any time when and to the extent permissible under the '40 Act.

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     The Net Asset Value of a share of Common Stock of the Corporation shall be determined in accordance with applicable laws and regulations and under the supervision of such persons and at such time or times as shall from time to time be prescribed by the Board of Directors. The Board of Directors of the Corporation shall have the final decision upon questions concerning the method of computing Net Asset Value, valuation of assets, procedure in repurchase, and other matters in connection with placing in effect the offering prices and repurchase of the Corporation's Common Stock.

     3. The Corporation may issue, sell, redeem, repurchase and otherwise deal in and with shares of its stock in fractional denominations. Such fractional denominations shall, for all purposes, be shares of common stock having, proportionately to the respective fractions represented thereby, all the rights of whole shares, including without limitation, the right to vote, the right to receive dividends and distributions and the right to participate upon liquidation of the Corporation; PROVIDED that the issue of shares in fractional denominations shall be limited to such transactions and be made upon such terms as may be fixed by or under authority of the By-Laws.

     4. The Corporation shall not be obligated to issue certificates representing shares of its Common Stock unless it shall receive a written request therefor from the record holder thereof in accordance with procedures established in the By-Laws or by the Board of Directors.

                                   ARTICLES VI
                                Preemptive Rights

     No stockholder of the Corporation, whether now or hereafter authorized, shall have any preemptive or preferential or other right of purchase of or subscription to the Common Stock whether issued for cash, property, services or otherwise, other than such, if any, as the Board of Directors in its discretion may from time to time fix.

                                   ARTICLE VII
                          Required Vote of Stockholders

     Notwithstanding any provisions of Maryland law requiring the affirmative vote of more than a majority of all the votes entitled to be cast on a matter, the Corporation may take action on any such matter if such action is approved by a majority of all the votes entitled to be cast on such matter. Without intending any limitation of the foregoing sentence, such majority approval shall be sufficient, valid and effective, after due authorization, approval and/or other action by the Board of Directors, as required by law, to approve and authorize the following acts of the Corporation:

     (a)  the amendment of the Charter of the Corporation;

     (b) the consolidation of the Corporation with one or more corporations to form a new consolidated corporation;

     (c) the merger of the Corporation into another corporation or the merger of one or more other corporations into the Corporation;

     (d) the sale, lease, exchange or other transfer of all, or substantially all, of the property and assets of the Corporation, including its goodwill and franchises;

     (e) the participation by the Corporation in a share exchange (as defined in the Corporation and Associations Article of the Annotated Code of Maryland) as the Corporation the stock of which is to be acquired;

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     (f)  the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation.



                                  ARTICLES VIII
                         Number and Powers of Directors

     (1) The number of directors of the Corporation shall be such number, not less than three (3), as may be specified in or fixed in the manner prescribed by the By-Laws of the Corporation. Until a different number is fixed as provided by the By-Laws, the Corporation shall have nine (9) directors. Unless otherwise provided by the By-Laws of the Corporation, directors need not be stockholders thereof.

     (2) The names of the initial directors who shall act until the first annual meeting or until their successors are duly chosen and qualified are:

                    Ralph S. Clifford
                    Paul D. Cummings
                    Jack T. Currie
                    Ira H. Green
                    Eva W. Levy
                    William S. Mackey, Jr.
                    Ira W. Painton
                    Donald P. Stevens
                    Steven H. Stubbs

     (3) So long as permitted by Maryland law by the '40 Act, directors elected at a meeting of shareholders shall not have a specified term and shall serve until their successors are elected and qualified.

     (4) The Board of Directors of the Corporation is hereby empowered to authorize the issuance from time to time of shares of Common Stock, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable, subject to such limitations as may be set forth in the Charter or the By-Laws of the Corporation, in the Maryland General Corporation Law or in the '40 Act.

     (5) Each Director and each officer of the Corporation shall be indemnified by the Corporation to the fullest extent permitted by the Maryland General Corporation Law and the By-Laws of the Corporation, as such Law and By-Laws may now or in the future be in effect, subject only to such limitations as may be required by the '40 Act.

     (6) The Board of Directors of the Corporation may make, alter or repeal from time to time any of the By-Laws of the Corporation except any particular By-Law which is specified as not subject to alteration or repeal by the Board of Directors.


                                   ARTICLE IX
                 Limitation of Directors and Officers Liability

     The personal liability of the Corporation's directors and officers to the Corporation or to its stockholders shall be limited to the fullest extent permitted by the Maryland General Corporation Law


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now or hereafter in effect. In particular, but without limiting in any way the preceding sentence, directors and officers of the Corporation shall not be personally liable to the Corporation or to its stockholders for monetary damages arising out of any act or omission in their capacity as director or officer, except:

     (1) To the extent that it is proved that a director or officer actually received an improper benefit or profit in money, property, or services for the amount of the benefit or profit in money, property, or services actually received; or

     (2) To the extent that a judgement or other final adjudication adverse to a director or officer is entered in a proceeding based on a finding in the proceeding that such director's or officer's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.


                                    ARTICLE X
                               Perpetual Existence

     The duration of the Corporation shall be perpetual.

     IN WITNESS WHEREOF, I have signed these Articles of Incorporation and acknowledge same to be my act on this 22nd day of August, 1989.

                                   JERRY L. ADAMS
                                   Jerry L. Adams, Incorporator

WITNESS:

     SANDRA ANDERSON


STATE OF TEXAS

COUNTY OF GALVESTON

     This instrument was acknowledged before me on the 22nd day of August, 1989, by JERRY L. ADAMS.

                                   JOYCE E. RUTAN
                                   Notary Public in and for
                                   The State of Texas


                                   JOYCE E. RUTAN
                                   Printed or Typed Name of Notary


                                   My Commission Expires:

                                   JUNE 29, 1993

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